As filed with the Securities and Exchange Commission on November 1, 1996
                                                   Registration No. 333-3873


           SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549


       FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                POST EFFECTIVE
                                AMENDMENT NO. 1


                 UNIVERSAL STANDARD MEDICAL LABORATORIES, INC.
            (Exact name of Registrant as specified in its charter)

      Michigan                                           38-2986640
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)


       26500 Northwestern Highway, Suite 400 Southfield, Michigan 48076
       (810) 353-1450
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                    Eugene E. Jennings, Chairman, President
                          and Chief Executive Officer
                     26500 Northwestern Highway, Suite 400
                          Southfield, Michigan 48076
                                (810) 353-1450
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   copy to:

                            Thomas S. Vaughn, Esq.
                              Dykema Gossett PLLC
                            400 Renaissance Center
                               Detroit, MI 48243


                               EXPLANATORY NOTE

         Universal Standard Medical Laboratories, Inc. (the "Registrant") has filed Registration Statement No. 333-3873 covering 47,789 shares of the Registrant's Common Stock (the "Common Stock"). A total of 25,854 shares have been issued pursuant to Registration Statement No. 333-3873 and 21,935 shares remain unsold and unissued. Registrant desires to discontinue the registration of remaining unissued shares of Common Stock covered by Registration Statement No. 333-3873 and, accordingly, is filing this Post-Effective Amendment to deregister the 21,935 shares of unissued Common Stock.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on the 1st day of November, 1996.


                                              UNIVERSAL STANDARD MEDICAL
                                                LABORATORIES, INC.

                                          By: /S/Eugene E. Jennings
                                              ----------------------------
                                              Eugene E. Jennings, Chairman,
                                              President and Chief Executive
                                              Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities indicated on November 1, 1996.

           Signature


/S/Eugene E. Jennings
---------------------------------
Eugene E. Jennings
Chairman of the Board, President,
 Chief Executive Officer and
 Director (Principal Executive
 Officer)


             *
---------------------------------
Alan S. Ker
Vice President-Finance, Treasurer
 and Chief Financial Officer
 (Principal Financial
 and Accounting Officer)


            *
----------------------------------
Eduardo Bohorquez
Director


            *
----------------------------------
Anthony A. Bonelli
Director



----------------------------------
Robert P. DeCresce
Director


           *
----------------------------------
Thomas R. Donahue
Director





           *
----------------------------------
Thomas W. Gorman
Director


           *
----------------------------------
P. Thomas Hirsch
Director


           *
----------------------------------
Joseph J. Vadapalas
Director


           *
---------------------------------
John T. Watkins
Director


* By: /S/Eugene E. Jennings
      ---------------------------
      Eugene E. Jennings
      Attorney-in-Fact